Exhibit 99.1

DSP Group, Inc. Reports Second Quarter 2008 Earnings

SAN JOSE, Calif., July 24, 2008—DSP Group, Inc. (NASDAQ: DSPG), a worldwide leader in developing and providing chip-set solutions for residential wireless connectivity, announced today its results for the second quarter ended June 30, 2008.

Second Quarter Results:

Revenues for the second quarter of 2008 were $74,152,000, an increase of 41% from revenues of $52,436,000 for the second quarter of 2007. Net loss for the second quarter of 2008 was $7,355,000 as compared to net income of $2,964,000 for the second quarter of 2007. Diluted earnings per share (EPS) for the second quarter of 2008 were a loss of $0.26 as compared to earnings of $0.10 for the second quarter of 2007.

Non-GAAP Results:

Non-GAAP net income and diluted EPS for the second quarter of 2008 were $1,019,000 and $0.04 per share, respectively; a decrease of 86% from the non-GAAP net income of $7,171,000 and a decrease of 84% from non-GAAP diluted EPS of $0.25 per share for the second quarter of 2007. Non-GAAP net income and diluted EPS for the second quarter of 2008 excluded the impact of amortization of acquired intangible assets of $5,716,000 associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V.; equity-based compensation expenses of $3,585,000; and the aggregate tax benefits associated with such expenses of $927,000. Non-GAAP net income and diluted EPS for the second quarter of 2007 excluded equity-based compensation expenses of $3,708,000, a loss related to certain marketable securities of $996,000 and aggregate tax benefits associated with such expenses of $497,000.

Eli Ayalon, Chairman and CEO of DSP Group, stated: “Having achieved our financial objectives for the second quarter of 2008, the Company continues to focus and invest significant resources on its R&D effort to deliver a new generation of products that we believe will ensure our future growth and profitability.”

About DSP Group

DSP Group, Inc. is a fabless semiconductor company, offering advanced chip-set solutions for a variety of applications. DSP Group is a worldwide leader in the short-range wireless communication market, enabling home networking convergence for voice, video and data. By combining its in-house technologies of Digital Signal Processors (DSPs), portfolio of wireless communication protocols, including DECT, Bluetooth and Wi-Fi, most advanced Radio Frequency CMOS and SiGe, as well as VoIP ICs, DSP Group is a worldwide leader and a one-stop-shop for a wide range of applications. These applications include ISM band digital 900MHz, 2.4GHz and 5.8GHz telephony, European DECT (1.9GHz) telephony, Bluetooth systems for voice, video and data communication and deployment in residential, SOHO, SME, enterprise and automotive applications. DSP Group’s ICs provide solutions for MP3 players, VoIP Phones, Gateways, and Integrated Access Devices and are widely used in Digital Voice Recorders. More information about DSP Group is available at www.dspg.com.

Forward Looking Statements

This press release may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements made by Mr. Ayalon about R&D investments in a new generation of products that DSP Group believes will ensure its future growth and profitability. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. DSP Group’s actual results could differ materially from those described in this press release as a result of various factors, including greater or lesser than anticipated decrease in sales of DSP Group’s 5.8GHz products or growth in sales of DSP Group’s DECT 6.0 products; slower than expected change in the nature of the residential communications domain; unexpected delays in the introduction of new products or failure of such products to achieve broad market acceptance; DSP Group’s inability develop and produce new products at competitive costs; decline or fluctuations in gross margins and the effect on revenues and profitability; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2007 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss the financial results for the second quarter of 2008 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://ir.dspg.com./phoenix.zhtml?c=101665&p=irol-calendar.

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

•	US Dial-In # 1-888-286-8010 (passcode: 63682958)

•	International Dial-In # 1-617-801-6888 (passcode: 63682958)

For more information, please contact Ofer Elyakim, DSP Group Inc. at +852-9017-5426; or e-mail: ofere@dsp.co.il.

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenues and other	$74,152	$52,436	$146,881	$101,723
Cost of product revenues and other	48,183	31,233	93,959	61,233

Gross profit	25,969	21,203	52,922	40,490
Operating expenses:
Research and development	18,890	12,465	38,916	25,221
Sales and marketing	5,621	4,110	11,642	8,307
General and administrative	4,547	3,328	8,798	6,925
Amortization of intangible assets	5,716	—	11,498	—

Total operating expenses	34,774	19,903	70,854	40,453

Operating income/(loss)	(8,805)	1,300	(17,932)	37
Other income :
Interest and other income, net	898	2,927	2,132	6,579

Income/(loss) before provision for income taxes	(7,907)	4,227	(15,800)	6,616
Provision for income taxes/( income tax benefit)	(552)	1,263	(838)	2,288

Net income/(loss)	($7,355)	$2,964	($14,962)	$4,328

Net earnings (loss) per share:
Basic	($0.26)	$0.10	($0.51)	$0.15
Diluted	($0.26)	$0.10	($0.51)	$0.15
Weighted average number of shares of Common stock used in the computation of:
Basic	28,352	28,257	29,463	28,356
Diluted	28,352	28,469	29,463	28,580

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (NON-GAAP)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenues and other	$74,152	$52,436	$146,881	$101,723
Cost of product revenues and other	47,936	31,066	93,455	60,900

Gross profit	26,216	21,370	53,426	40,823
Operating expenses:
Research and development	16,998	10,536	34,933	21,205
Sales and marketing	5,192	3,663	10,706	7,420
General and administrative	3,530	2,163	6,676	4,299

Total operating expenses	25,720	16,362	52,315	32,924

Operating income	496	5,008	1,111	7,899
Other income :
Interest and other income, net	898	3,923	2,132	7,575

Income before provision for income taxes	1,394	8,931	3,243	15,474
Provision for income taxes	375	1,760	784	2,970

Net income	$1,019	$7,171	$2,459	$12,504

Net earnings per share:
Basic	$0.04	$0.25	$0.08	$0.44
Diluted	$0.04	$0.25	$0.08	$0.44
Weighted average number of shares of Common stock used in the computation of:
Basic	28,352	28,257	29,463	28,356
Diluted	28,373	28,469	29,565	28,580

Unaudited Reconciliation of GAAP to Pro Forma Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net income (loss)	($7,355)	$2,964	($14,962)	$4,328
Equity-based compensation expense included in cost of product revenues and other	247	167	504	333
Equity-based compensation expense included in R&D	1,892	1,929	3,983	4,016
Equity-based compensation expense included in SG&A	1,446	1,612	3,058	3,513
Amortization of intangible assets related to NXP transaction	5,716	—	11,498	—
Loss related to certain marketable securities	—	996	—	996
Tax benefit resulting from equity-based compensation, amortization of intangible assets and from loss related to certain marketable securities	(927)	(497)	(1,622)	(682)
Pro Forma net income	$1,019	$7,171	$2,459	$12,504

Pro Forma diluted earnings per share	$0.04	$0.25	$0.08	$0.44

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$56,645	$69,586
Restricted deposits	115	—
Marketable securities and cash deposits	16,239	63,682
Trade receivables, net	46,575	51,636
Inventories	19,514	16,361
Other accounts receivable	13,064	8,173
Deferred income taxes	2,014	4,011

Total current assets	154,166	213,449
Property and equipment, net	17,090	14,270
Long term marketable securities	48,929	34,469
Severance pay fund	8,031	6,883
Deferred income taxes	6,548	5,109
Goodwill and other intangible assets	227,354	237,969
Other assets	1,814	694

Total assets	$463,932	$512,843

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,356	$29,064
Other current liabilities	39,088	48,125

Total current liabilities	72,444	77,189
Accrued severance pay	8,249	7,303
Accrued pensions	1,917	1,758
Deferred tax liability	871	372
Other long term liabilities	455	1,364

Total long term liabilities	11,492	10,797
Stockholders’ equity:
Common stock	28	31
Additional paid-in capital	308,090	300,542
Accumulated other comprehensive income	1,327	1,025
Retained earnings	171,298	187,063
Less – Cost of treasury stock	(100,747)	(63,804)

Total stockholders’ equity	379,996	424,857

Total liabilities and stockholders’ equity	$463,932	$512,843